                                                                     EXHIBIT (b)


                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT

                          DATED AS OF JANUARY 14, 2002

                                    BETWEEN

                                 J.B. HUNT, LLC
                          A LIMITED LIABILITY COMPANY
          ORGANIZED OR FORMED UNDER THE LAWS OF THE STATE OF ARKANSAS
                                  ("PARTY A")

                                      AND

                                 BANK ONE, NA,
A NATIONAL BANKING ASSOCIATION WITH ITS MAIN OFFICE LOCATED IN CHICAGO, ILLINOIS
                                  ("PARTY B")


PART 1. TERMINATION PROVISIONS AND CERTAIN OTHER MATTERS

In this Agreement:

(a) "SPECIFIED ENTITY" will apply to Party A and will mean, for purposes of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(ii) of this Agreement, any Affiliate of Party A and will not apply to Party B.

(b) "SPECIFIED TRANSACTION" includes (solely with Party A as a potential Defaulting Party) with respect to Party A, in addition to the transactions specified in Section 12 of this Agreement, any transaction between Party A (or any Affiliate of Party A), on the one hand, and Party B (or any Affiliate of Party B), on the other, and with respect to Party B shall have the meaning specified in
          Section 12 of this Agreement.

(c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) of this Agreement will not apply to Party B and will apply to Party A and, with respect thereto, "SPECIFIED INDEBTEDNESS" will have the meaning specified in
          Section 12 of this Agreement and "THRESHOLD AMOUNT" will mean $0 (or its equivalent in another currency).

(d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(ii) will apply to Party A and will not apply to Party B.

(e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Party A or Party B.

(f) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e), "LOSS" and the "SECOND METHOD" will apply.

(g) ADDITIONAL TERMINATION EVENT. It shall be an Additional Termination Event hereunder with respect to Party A, as the Affected Party, if at any time, a default occurs (however described) under the Loan Agreement (hereinafter defined).



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PART 2. AGREEMENT TO DELIVER DOCUMENTS

Documents to be delivered by party A:

(a)  upon execution of this Agreement:

     (i) a duly completed and executed Internal Revenue Service Form W-9 (revised December 2000);

     (ii) evidence reasonably satisfactory to Party B of Party A's authority to execute, deliver and perform under this Agreement;

     (iii) evidence reasonably satisfactory to Party B of the authority and genuine signature of the individual(s) executing this Agreement on behalf of Party A; and

     (iv) upon demand by Party B, an opinion of counsel in relation to the representations made by Party A under Section 3(a), in form and substance reasonably satisfactory to Party B.

(b)  within thirty days after demand by Party B:

     (i) evidence reasonably satisfactory to Party B of the authority and genuine signature of the individual(s) executing any Confirmations entered into from time to time hereunder on behalf of Party A; and

     (ii) copies of audited, publicly available financial statements or call reports (1) of Party A or, as appropriate, (2) in which Party A's financial position is consolidated and reported together with that of certain of its Affiliates.

PART E. MISCELLANEOUS

(a)  ADDRESSES FOR NOTICES. For the purpose of Section 10(a) of this Agreement:

     ADDRESS FOR NOTICES OR COMMUNICATIONS TO PARTY A:

          611 W. Highway 45
          Fayetteville, AR 72703
          Attention: Catherine May
          Telephone No.: 501-444-0700
          Facsimile No.: 501-444-7570

     ADDRESS FOR NOTICES OR COMMUNICATIONS TO PARTY B:

          Address for notices relating to confirmations, floating interest rate resets, payment calculations and payment instructions to Party B:

          Bank One, NA
          1 Bank One Plaza -- Suite IL1-0047
          Chicago, IL 60670




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          For confirmations:
          Attn: CMS Department Manager
          Fax: (312) 732-7940

          For floating interest rate resets, payment calculations
           and payment instructions:
          Attn: CMS Department Manager
          Fax: (312) 336-4403

          Address for all other notices or communications to Party B:

          Bank One, NA
          1 Bank One Plaza - Suite IL1-0107
          Chicago, IL 60670
          Attn: Capital Markets Credit or Credit Trading Products
          Fax: (312) 732-4172

     (b) CALCULATION AGENT. The Calculation Agent is Party B, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

     (c) CREDIT SUPPORT DOCUMENT. With respect to Party A, means the "RELATED DOCUMENTS" as defined in the Loan Agreement, and any other document which by its terms secures, guarantees or otherwise supports the full and timely performance of Party A's obligations under this Agreement from time to time, and with respect to Party B, does not apply.
          Party A represents to Party B at all times hereunder that its obligations under this Agreement remain secured under the Credit Support Document(s).

     (d) CREDIT SUPPORT PROVIDER. With respect to Party A, means each party to any Credit Support Document of Party A other than (i) Party A or Party B, (ii) any Affiliate of Party B, or (iii) any other secured party under any such Credit Support Document, and with respect to Party B, does not apply.

     (e) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

     (f) WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION.

     (g) NETTING OF PAYMENTS. Section 2(c)(ii) shall apply; provided that either party may cause payments due on the same day in the same currency (between the same Offices) but under different Transactions to be discharged and replaced with a single, netted payment obligation by providing the other party with a written statement detailing the calculation of such net amount payable not later than two Business Days prior to the relevant due date.

     (h) "AFFILIATE" means, with respect to each party, any entity that, directly or indirectly, controls, is controlled by, or is under common control with such party. For this purpose, a person shall be deemed to "control" any entity if such person, directly or indirectly or acting through one or more other persons, (a) owns, controls or has the power to vote 50% or more of any class of voting securities of such entity,
          (b) is a general partner of such entity, (c) controls in any manner the election of a majority of the directors, trustees or other similar officials of such entity, or (d) otherwise exercises a controlling influence over the management or policies of such entity.



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PART 4. OTHER PROVISIONS

(a)      ADDITIONAL REPRESENTATIONS. In addition to the representations made in
         Section 3 of the Agreement, each party hereby represents and warrants to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) as follows:

         (i) It qualifies as an "eligible contract participant" under the Commodity Exchange Act;

         (ii) It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to this Agreement, other than the representations expressly set forth in this Agreement, each Credit Support Document and in any Confirmation;

         (iii) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction pursuant to this Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party to this Agreement;

         (iv) It has a full understanding of all the terms, conditions and risks (economic and otherwise) of this Agreement, each Credit Support Document and each Transaction, and is capable of assuming and willing to assume (financially and otherwise) such risks;

         (v) It is entering into this Agreement, each Credit Support Document and each Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business, and not for purposes of speculation; and

         (vi) It is entering into this Agreement and will enter into all Transactions as principal and in connection with its business or the management of its business, and not as agent or in any other capacity, fiduciary or otherwise.

(b)      SET-OFF.

         (i) Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under
                  Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(ii) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer or any of the Payer's Affiliates (irrespective of the currency, place of payment or booking office of the obligation, the "Other Payee") under any other agreement(s) between the Payee and the Other Payee or instrument(s) or undertaking(s) issued or executed by one such entity to, or in favor of, the other (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this
                  Part 4(b).



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         (ii)     If an obligation is unascertained, X may in good faith
                  estimate that obligation and set-off in respect of an estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

         (iii) Nothing in this Part 4 (b) shall be effective to create a security interest. This Part 4 (b) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

         (iv) If the Payer is a Non-defaulting Party and the Payee is a Defaulting Party, then it shall be a condition precedent to the Payer's obligation to pay the Early Termination Amount to the Payee that all Other Agreement Amounts have been paid in full or satisfied by offset as set forth above.

(c) RECORDED CONVERSATIONS. Each party may electronically record any and all telephone conversations between itself and the other party in connection with this Agreement (including any Transaction) and agrees that any such recordings may be submitted in evidence to any court or in any proceeding for the purpose of establishing any matters pertinent thereto.

(d) INCORPORATION. Each Transaction entered into under this Agreement will be subject to, and governed by the provisions of, the 2000 ISDA Definitions and the Annex to the 2000 ISDA Definitions (collectively, the "Definitions"), each published by the International Swaps and Derivatives Association, Inc., without regard to any amendments to the Definitions subsequent to the date hereof.

(e) INCONSISTENCY. In the event of any inconsistency between the provisions of this Schedule and the Definitions, this Schedule shall prevail. In the event of any inconsistency between the provisions of a Confirmation and the Definitions, the Confirmation shall prevail for purposes of the Transaction evidenced thereby.

(f) LOAN AGREEMENT. Until all of Party A's obligations (whether absolute or contingent) under this Agreement have been satisfied in full, Party A will at all times perform, comply with and observe all covenants and agreements of the Loan Agreement applicable to it, which covenants and agreements, together with related definitions and ancillary provisions, and hereby incorporated by reference (mutatis mutandis) and, for the avoidance of doubt, shall be construed to apply hereunder for the benefit of Party B as though (i) all references therein to the party or parties making loans, extensions of credit or financial accommodations thereunder or commitments therefor ("Financings") were to Party B and
         (ii) to the extent that such covenants and agreements are conditioned on or relate to the existence of such Financings or Party A having any obligations arising out of or in connection therewith, all references to such Financings or obligations were to Party A's obligations under this Agreement.

         "Loan Agreement" means that certain Business Loan Agreement dated as of January 16, 2001, by and among Party A and Party B, as the same may be amended form time to time in accordance with its terms, but without regard to any termination or cancellation thereof, whether by reason of payment of all indebtedness incurred thereunder or otherwise, and any waiver or consent given thereunder with respect to the provisions thereof shall be deemed to be a waiver or consent given with respect to such provisions as such provisions have been incorporated herein by reference.



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(g) ACH AUTHORIZATION. Party A hereby authorizes Party B to initiate debit and credit entries via ACH to/from the account specified in the Confirmation for each Transaction. This authorization shall remain in full force and effect until Party B has received written notification from Party A of its termination in such time and in such manner as to afford Party B and Party A's depository financial institution a reasonable opportunity to act on it.

(h) PAYEE TAX REPRESENTATION. The following representation will apply to Party A and will apply to Party B:

    It is a US person for US federal income tax purposes.


IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.


J.B. HUNT, LLC                                 BANK ONE, NA
                                               (Main Office, Chicago)

By: /s/ J.B. HUNT                              By: /s/ ERIC W. BONATZ
    ------------------                             -----------------------
Name:  J.B. Hunt                               Name:  Eric W. Bonatz
Title: Managing Member                         Title: First Vice President



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